           EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS


                         BEMIS COMPANY, INC. AND SUBSIDIARIES
                           CONSOLIDATED STATEMENT OF INCOME
                       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                         Three Months Ended
                                                                                                March 31
                                                                                      ------------------------
                                                                                         1998           1997
                                                                                      ---------      ---------

Net sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $451,491       $475,473

Costs and expenses:
   Cost of products sold . . . . . . . . . . . . . . . . . . . . . . . . . . . .        360,652        380,058
   Selling, general, and administrative expenses . . . . . . . . . . . . . . . .         46,628         54,388
   Research and development. . . . . . . . . . . . . . . . . . . . . . . . . . .          2,908          3,434
   Interest expense. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5,240          4,418
   Other (income) costs, net . . . . . . . . . . . . . . . . . . . . . . . . . .           (753)          (205)
   Minority interest in net income . . . . . . . . . . . . . . . . . . . . . . .            988          1,222
                                                                                      ---------      ---------

Income before income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .         35,828         32,158

   Taxes based on income - cash. . . . . . . . . . . . . . . . . . . . . . . . .         12,950         12,125
   Taxes based on income - deferred. . . . . . . . . . . . . . . . . . . . . . .            950            175
                                                                                      ---------      ---------

Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 21,928       $ 19,858
                                                                                      ---------      ---------
                                                                                      ---------      ---------


Basic earnings per share of common stock . . . . . . . . . . . . . . . . . . . .           $.41           $.37
                                                                                      ---------      ---------
                                                                                      ---------      ---------


Diluted earnings per share of common stock . . . . . . . . . . . . . . . . . . .           $.41           $.37
                                                                                      ---------      ---------
                                                                                      ---------      ---------


Cash dividends paid. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $.22           $.20
                                                                                      ---------      ---------
                                                                                      ---------      ---------


Average common shares and common
   stock equivalents outstanding . . . . . . . . . . . . . . . . . . . . . . . .         53,654         53,939
                                                                                      ---------      ---------
                                                                                      ---------      ---------

           EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                         BEMIS COMPANY, INC. AND SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEET
                              (IN THOUSANDS OF DOLLARS)

                                                                                         Mar 31         Dec 31
                                       ASSETS                                             1998           1997
                                       ------                                             ----           ----

Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $   23,404     $   13,827
Accounts receivable - net. . . . . . . . . . . . . . . . . . . . . . . . . . . .        227,041        233,547
Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        219,737        221,576
Prepaid expenses and deferred charges. . . . . . . . . . . . . . . . . . . . . .         46,070         47,443
                                                                                     ----------     ----------
   Total current assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        516,252        516,393
                                                                                     ----------     ----------

Property and equipment, net. . . . . . . . . . . . . . . . . . . . . . . . . . .        707,382        685,227

Excess of cost of investments in
   subsidiaries over net assets acquired . . . . . . . . . . . . . . . . . . . .        159,299        150,632
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         39,556         10,315
                                                                                     ----------     ----------
   Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        198,855        160,947
                                                                                     ----------     ----------

TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $1,422,489     $1,362,567
                                                                                     ----------     ----------
                                                                                     ----------     ----------

                       LIABILITIES AND STOCKHOLDERS' EQUITY
                       ------------------------------------

Current portion of long-term debt. . . . . . . . . . . . . . . . . . . . . . . .     $    2,215     $    2,173
Short-term borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,931          2,105
Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        177,768        195,346
Accrued salaries and wages . . . . . . . . . . . . . . . . . . . . . . . . . . .         25,976         34,892
Accrued income and other taxes . . . . . . . . . . . . . . . . . . . . . . . . .         20,562         16,671
                                                                                     ----------     ----------
   Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .        228,452        251,187

Long-term debt, less current portion . . . . . . . . . . . . . . . . . . . . . .        384,524        316,791
Deferred taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         64,953         64,066
Other liabilities and deferred credits . . . . . . . . . . . . . . . . . . . . .         56,441         56,876
                                                                                     ----------     ----------
   Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        734,370        688,920
                                                                                     ----------     ----------

Minority interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         32,610         33,762
STOCKHOLDERS' EQUITY:
    Common stock (59,056,047 and 58,643,557 shares). . . . . . . . . . . . . . .          5,905          5,864
    Capital in excess of par value . . . . . . . . . . . . . . . . . . . . . . .        181,909        174,562
    Retained income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        636,768        626,584
    Other comprehensive income (loss). . . . . . . . . . . . . . . . . . . . . .         (8,211)        (6,263)
    Common stock held in treasury (5,676,046 and 5,676,046 shares) . . . . . . .       (160,862)      (160,862)
                                                                                     ----------     ----------
       Total stockholders' equity. . . . . . . . . . . . . . . . . . . . . . . .        655,509        639,885
                                                                                     ----------     ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . . . . . . . . . . . . . . . .     $1,422,489     $1,362,567
                                                                                     ----------     ----------
                                                                                     ----------     ----------

           EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                         BEMIS COMPANY, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
   PERIODS PRIOR TO 1998 HAVE BEEN REVISED TO REFLECT PROVISIONS OF SFAS NO. 130



                                                                   Capital In                  Other        Common       Total
                                                          Common   Excess Of    Retained   Comprehensive  Stock Held  Stockholder's
     (IN THOUSANDS OF DOLLARS)                            Stock    Par Value     Income    Income (Loss)  In Treasury    Equity
--------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1994                              $5,572   $101,290     $446,132      ($1,474)   ($133,493)   $418,027
                                                         -----------------------------------------------------------------------

Net income for 1995                                                               85,210                                 85,210
Translation adjustment for 1995                                                                 5,211                     5,211
Pension liability adjustment, net of $2,975 tax benefit                                         4,853                     4,853
                                                                                                                     -----------
Total comprehensive income                                                                                               95,274
                                                                                                                     -----------
Cash dividends paid on common stock, $. 64 per share                             (33,175)                               (33,175)
Stock incentive programs and related tax effects              28      3,421                                               3,449
Common stock transactions related to an
   acquisition of a subsidiary company                       181     42,408                                 (4,961)      37,628
Purchase of 330,300 shares of common stock                                                                  (8,395)      (8,395)
                                                         -----------------------------------------------------------------------
Balance at December 31, 1995                              $5,781   $147,119     $498,167       $8,590    ($146,849)    $512,808
                                                         -----------------------------------------------------------------------

Net income for 1996                                                              101,081                                101,081
Translation adjustment for 1996                                                                (3,917)                   (3,917)
Pension liability adjustment, net of $948 tax benefit                                           1,546                     1,546
                                                                                                                     -----------
Total comprehensive income                                                                                               98,710
                                                                                                                     -----------
Cash dividends paid on common stock, $.72 per share                              (37,830)                               (37,830)
Stock incentive programs and related tax effects               2        310                                                312
Common stock transactions related to an
 acquisition of a subsidiary company                           7      2,052                                               2,059
Purchase of 292,000 shares of common stock                                                                  (8,962)      (8,962)
                                                         -----------------------------------------------------------------------
Balance at December 31, 1996                              $5,790   $149,481     $561,418       $6,219    ($155,811)    $567,097
                                                         -----------------------------------------------------------------------

Net income for 1997                                                              107,584                                107,584
Translation adjustment for 1997                                                               (11,109)                  (11,109)
Pension liability adjustment, net of $842 tax benefit                                          (1,373)                   (1,373)
                                                                                                                     -----------
Total comprehensive income                                                                                               95,102
                                                                                                                     -----------
Cash dividends paid on common stock, $.80 per share                              (42,418)                               (42,418)
Stock incentive programs and related tax effects               4          47                                                 51
Common stock transactions related to an
 acquisition of a subsidiary company                          70      25,034                                             25,104
Purchase of 139,429 shares of common stock                                                                  (5,051)      (5,051)
                                                         -----------------------------------------------------------------------
Balance at December 31, 1997                              $5,864   $174,562     $626,584      ($6,263)   ($160,862)   $639,885
                                                         -----------------------------------------------------------------------

Net income for first quarter of 1998                                              21,928                                 21,928
Translation adjustment for first quarter of 1998                                               (1,948)                   (1,948)
                                                                                                                     -----------
Total comprehensive income                                                                                               19,980
                                                                                                                     -----------
Cash dividends paid on common stock, $.22 per share                              (11,744)                               (11,744)
Stock incentive programs and related tax effects              41       7,347                                              7,388
                                                         -----------------------------------------------------------------------
Balance at March 31, 1998                                 $5,905    $181,909    $636,768      ($8,211)   ($160,862)   $655,509
                                                         -----------------------------------------------------------------------
                                                         -----------------------------------------------------------------------

           EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                         BEMIS COMPANY, INC. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENT OF CASH FLOWS
                              (IN THOUSANDS OF DOLLARS)

                                                                                         Three Months Ended
                                                                                                March 31
                                                                                       -----------------------
                                                                                          1998           1997
CASH FLOWS FROM OPERATING ACTIVITIES
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $   21,928     $   19,858
NON-CASH ITEMS:
    Depreciation and amortization. . . . . . . . . . . . . . . . . . . . . . . .         22,903         20,455
    Minority interest in net income. . . . . . . . . . . . . . . . . . . . . . .            988          1,222
    Deferred income taxes, non-current portion . . . . . . . . . . . . . . . . .            948            384
    Undistributed earnings of affiliated companies . . . . . . . . . . . . . . .           (422)
    (Gain) Loss on sale of property and equipment. . . . . . . . . . . . . . . .            (22)             4
                                                                                      ---------      ---------

Cash provided by operations. . . . . . . . . . . . . . . . . . . . . . . . . . .         46,323         41,923

Changes in working capital, net of effects
   of acquisitions and dispositions. . . . . . . . . . . . . . . . . . . . . . .        (13,914)       (37,798)
Net change in deferred charges and credits . . . . . . . . . . . . . . . . . . .           (569)       (14,200)
                                                                                      ---------      ---------

Net cash provided (used) by operating activities . . . . . . . . . . . . . . . .         31,840        (10,075)
                                                                                      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment. . . . . . . . . . . . . . . . . . . . . . .        (45,184)       (28,158)
Business acquisitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (38,868)          (875)
Proceeds from sale of property and equipment . . . . . . . . . . . . . . . . . .            374            179
Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              4            (34)
                                                                                      ---------      ---------

Net cash used in investing activities. . . . . . . . . . . . . . . . . . . . . .        (83,674)       (28,888)
                                                                                      ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
Change in long-term debt excluding debt
  assumed in business acquisition. . . . . . . . . . . . . . . . . . . . . . . .         67,733         59,103
Change in short-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . .            (16)         1,869
Cash dividends paid. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (11,744)       (10,620)
Subsidiary dividends to minority stockholders. . . . . . . . . . . . . . . . . .         (1,835)        (1,835)
Stock incentive programs and related tax effects . . . . . . . . . . . . . . . .          7,388             51
                                                                                      ---------      ---------

Net cash provided by financing activities. . . . . . . . . . . . . . . . . . . .         61,526         48,568
                                                                                      ---------      ---------

Effect of exchange rates on cash . . . . . . . . . . . . . . . . . . . . . . . .           (115)        (1,731)
                                                                                      ---------      ---------

Net increase in cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $    9,577     $    7,874
                                                                                      ---------      ---------
                                                                                      ---------      ---------

          EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS


                        BEMIS COMPANY, INC. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



TAXES BASED ON INCOME

     The Company's 1998 effective tax rate of 39% differs from the federal statutory rate of 35% primarily due to state and local income taxes.


COMPREHENSIVE INCOME

In the first quarter of 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), which establishes standards for reporting and display of comprehensive income and its components. In accordance with SFAS 130, the Company has displayed the components of "Other comprehensive income (loss)" and "Comprehensive income," net of their related tax effects, in the accompanying Consolidated Statement of Stockholder's Equity. The net foreign currency translation adjustment and components thereof have no tax effect as the Company makes no provision for U.S. income taxes applicable to undistributed earnings of foreign subsidiaries that are indefinitely reinvested in foreign operations. All prior-period data has been reclassified to conform with the provisions of SFAS 130.